BYLAWS

OF

PETELITE INC.

a Delaware corporation

Adopted effective March 31, 2026

ARTICLE 1 -- OFFICES

1.1	Registered Office. The registered office of Petelite Inc. (the "Corporation") in the State of Delaware is located at 8 The Green, STE A, Dover, Kent County, Delaware 19901, and the name of the registered agent of the Corporation at that address is A Registered Agent, Inc., in each case as set forth in the Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on March 31, 2026 (File No. 10570713), as amended or restated from time to time (the "Certificate of Incorporation"). The Board of Directors (the "Board") may change the registered office or registered agent by resolution filed with the Secretary of State of the State of Delaware in accordance with Section 133 of the General Corporation Law of the State of Delaware (the "DGCL").
1.2	Principal Executive Office. The principal executive office of the Corporation is located at 383 W. North Street, Dover, Delaware 19904. The Board may change the location of the principal executive office from time to time, and any such change shall not constitute an amendment of these Bylaws.
1.3	Other Offices. The Corporation may also have offices at such other places, within or outside the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE 2 -- STOCKHOLDERS

2.1	Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board. In the absence of a designation, meetings shall be held at the principal executive office of the Corporation. The Board may, in its sole discretion, determine that a meeting shall not be held at any place but shall instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL.
2.2	Annual Meeting. An annual meeting of stockholders shall be held for the election of directors on such date and at such time as the Board may designate. Any other proper business may be transacted at the annual meeting. If the annual meeting is not held within thirty (30) days after the date designated therefor, or if no date has been designated for a period of thirteen (13) months after the Corporation's last annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director, as provided in Section 211(c) of the DGCL.
2.3	Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called at any time by the Board, the Chairman of the Board, or the Chief Executive Officer, and may not be called by any other person except as otherwise required by law or by the Certificate of Incorporation. Business transacted at any special meeting shall be limited to the purposes stated in the notice of the meeting.
2.4	Notice of Meetings. Notice of each meeting of stockholders stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders may be deemed present in person and vote at the meeting, the record date for determining the stockholders entitled to vote at the meeting if such date is different from the record date for determining stockholders entitled to notice, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, in accordance with Section 222 of the DGCL.
2.5	Manner of Giving Notice. Notice may be given in writing directed to the stockholder's mailing address as it appears on the records of the Corporation, or by electronic transmission directed to the stockholder's electronic mail address or by such other form of electronic transmission as is consented to or permitted by Section 232 of the DGCL. Notice shall be deemed given at the times specified in Section 232 of the DGCL. An affidavit of the Secretary, an Assistant Secretary, the transfer agent or any other agent of the Corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
2.6	Quorum. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise required by law or by the Certificate of Incorporation. Where a separate vote by a class or series is required, a majority in voting power of the outstanding shares of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote.
2.7	Adjournment. Any meeting of stockholders, whether or not a quorum is present, may be adjourned from time to time by the chairman of the meeting or by the holders of a majority in voting power of the shares present and entitled to vote thereat. Notice of the adjourned meeting need not be given if the time, place, if any, and means of remote communication are announced at the meeting at which the adjournment is taken, except as required by Section 222(c) of the DGCL where the adjournment is for more than thirty (30) days or where a new record date is fixed.
2.8	Voting. Except as otherwise provided by the Certificate of Incorporation or required by law, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder that has voting power upon the matter in question. In all matters other than the election of directors, the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders, unless a different or additional vote is required by the Certificate of Incorporation, these Bylaws, the rules of any applicable stock exchange or quotation system, or applicable law.
2.9	Election of Directors. Directors shall be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. Stockholders shall not be entitled to cumulate their votes in the election of directors unless and to the extent expressly provided in the Certificate of Incorporation in accordance with Section 214 of the DGCL.
2.10	Proxies. Each stockholder entitled to vote at a meeting, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by proxy, in any manner permitted by Section 212 of the DGCL. No proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period. A proxy shall be irrevocable only if it states that it is irrevocable and only if, and for so long as, it is coupled with an interest sufficient in law to support an irrevocable power.
2.11	Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting, to express consent to corporate action without a meeting, or to receive payment of any dividend or other distribution or allotment of rights, or to exercise any rights in respect of any change, conversion or exchange of stock, the Board may fix a record date in accordance with Section 213 of the DGCL. The record date for determining stockholders entitled to notice of or to vote at a meeting shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed, the record date shall be determined as provided in Section 213 of the DGCL.
2.12	Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and are delivered to the Corporation in accordance with Section 228 of the DGCL. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
2.13	Remote Participation. Stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, subject to the conditions and safeguards prescribed by Section 211(a)(2) of the DGCL.
2.14	Waiver of Notice. Whenever notice is required to be given to any stockholder, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.
2.15	Inspectors of Election. The Corporation may, and to the extent required by Section 231 of the DGCL shall, appoint one or more inspectors to act at any meeting of stockholders and make a written report thereof. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability.
2.16	List of Stockholders. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to examination as provided in Section 219 of the DGCL.

ARTICLE 3 -- BOARD OF DIRECTORS

3.1	Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.
3.2	Number of Directors. The authorized number of directors of the Corporation shall be one (1) until changed by resolution of the Board or by amendment of these Bylaws. Directors need not be stockholders or residents of the State of Delaware.
3.3	Election and Term. Directors shall be elected at each annual meeting of stockholders and shall hold office until the next annual meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal.
3.4	Vacancies and Newly Created Directorships. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, in accordance with Section 223 of the DGCL. A director so chosen shall hold office until the next annual meeting and until such director's successor is elected and qualified.
3.5	Removal. Except as otherwise provided by the Certificate of Incorporation or by Section 141(k) of the DGCL, any director or the entire Board may be removed, with or without cause, by the holders of a majority in voting power of the shares then entitled to vote at an election of directors.
3.6	Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event.
3.7	Regular and Special Meetings. Regular meetings of the Board may be held without notice at such times and places as the Board may from time to time determine. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, or any director, on not less than twenty-four (24) hours' notice to each director given personally, by telephone, by electronic transmission, or by overnight courier, or on not less than four (4) days' notice if given by first-class mail. Notice of a special meeting need not state the purpose thereof.
3.8	Participation by Remote Communication. Members of the Board or of any committee thereof may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at the meeting, as provided in Section 141(i) of the DGCL.
3.9	Quorum and Action. A majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the Certificate of Incorporation, these Bylaws or applicable law requires a greater vote. If a quorum is not present, a majority of the directors present may adjourn the meeting from time to time without further notice. For so long as the authorized number of directors is one (1), that director shall constitute a quorum and shall act by written resolution or consent.
3.10	Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and such consent is filed with the minutes of proceedings of the Board or committee, in accordance with Section 141(f) of the DGCL.
3.11	Committees. The Board may designate one or more committees, each consisting of one or more directors, which, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation, subject to the limitations of Section 141(c)(2) of the DGCL.
3.12	Compensation. The Board shall have the authority to fix the compensation of directors, including reimbursement of expenses of attendance at meetings. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
3.13	Interested Director Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason, if the conditions of Section 144 of the DGCL are satisfied. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.
3.14	Waiver of Notice. Whenever notice is required to be given to any director, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE 4 -- OFFICERS

4.1	Officers. The officers of the Corporation shall be chosen by the Board and shall include a Chief Executive Officer or President, a Secretary and a Chief Financial Officer or Treasurer. The Board may also elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as it may deem appropriate. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.
4.2	Term; Removal; Resignation. Each officer shall hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal. Any officer may be removed at any time, with or without cause, by the Board. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation.
4.3	Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the Board.
4.4	Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation, and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation.
4.5	Secretary. The Secretary shall keep, or cause to be kept, a book of minutes of all meetings and actions of the stockholders, the Board and committees of the Board, and shall keep, or cause to be kept, the stock ledger of the Corporation. The Secretary shall give, or cause to be given, all notices required by law or by these Bylaws.
4.6	Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the Corporation, shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board, and shall render to the Chief Executive Officer and the Board, upon request, an account of the financial condition of the Corporation.
4.7	Authority. Officers shall have such authority and perform such duties in the management of the Corporation as may be determined by resolution of the Board not inconsistent with these Bylaws, and, to the extent not so provided, as generally pertain to their respective offices.

ARTICLE 5 -- INDEMNIFICATION

5.1	Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by Section 145 of the DGCL as it presently exists or may hereafter be amended, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expense, liability and loss reasonably incurred by such person in connection therewith.
5.2	Advancement of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding described in Section 5.1 in advance of its final disposition, provided that such payment shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article 5 or otherwise, as required by Section 145(e) of the DGCL.
5.3	Non-Exclusivity; Survival. The rights conferred by this Article 5 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise. Such rights shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.
5.4	Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another entity against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
5.5	Other Persons. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by Section 145 of the DGCL.
5.6	Securities Act Limitation. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ARTICLE 6 -- CAPITAL STOCK

6.1	Certificated and Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any or all classes or series of stock shall be uncertificated shares, in accordance with Section 158 of the DGCL. Every holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, any two authorized officers of the Corporation.
6.2	Transfer Agent and Registrar. The Board may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates to bear the signature of any of them. Until such an appointment is made, the Secretary shall maintain the stock ledger of the Corporation and shall record all issuances and transfers of shares.
6.3	Transfer of Stock. Shares of the Corporation shall be transferable on the books of the Corporation only upon surrender of the certificate representing such shares duly endorsed or accompanied by a duly executed instrument of transfer, or, in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner, and in each case upon compliance with any applicable restrictions on transfer, with the Securities Act and applicable state securities laws, and with such reasonable evidence of authority and of compliance as the Corporation may require.
6.4	Restrictive Legends. Any shares of the Corporation that constitute "restricted securities" within the meaning of Rule 144 under the Securities Act, and any shares subject to contractual or other restrictions on transfer, shall bear such restrictive legends, or shall be subject to such stop transfer instructions and notations in the stock ledger, as the Corporation determines to be appropriate, in each case in accordance with Section 202 of the DGCL. Shares sold in a transaction qualified under Regulation A that are not restricted securities shall not be required to bear a restrictive legend under this Section 6.4.
6.5	Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any certificate alleged to have been lost, stolen or destroyed, upon receipt of an affidavit of that fact and, in the discretion of the Board, upon delivery of a bond or other adequate security sufficient to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction.
6.6	Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
6.7	Dividends. Subject to the Certificate of Incorporation and to Sections 170 and 173 of the DGCL, dividends upon the capital stock of the Corporation may be declared by the Board at any regular or special meeting, and may be paid in cash, in property or in shares of the Corporation's capital stock.

ARTICLE 7 -- RECORDS AND REPORTS

7.1	Books and Records. The Corporation shall keep correct and complete books and records of account, minutes of the proceedings of its stockholders, Board and committees of the Board, and a stock ledger giving the names and addresses of all stockholders and the number and class of shares held by each. Any records may be kept on, or by means of, any information storage device or method permitted by Section 224 of the DGCL.
7.2	Inspection Rights. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, list of stockholders and other books and records, in accordance with Section 220 of the DGCL. Any director shall have the right to examine the Corporation's stock ledger, list of stockholders and other books and records for a purpose reasonably related to such director's position as a director.
7.3	Reports Under Regulation A. For so long as the Corporation is required to file ongoing reports pursuant to Rule 257(b) of Regulation A under the Securities Act, the Corporation shall file with the Securities and Exchange Commission the annual reports on Form 1-K, semiannual reports on Form 1-SA, current reports on Form 1-U and, when applicable, the exit report on Form 1-Z, in each case within the periods prescribed by Rule 257. The officers of the Corporation are authorized and directed to take all action necessary to effect such filings.

ARTICLE 8 -- GENERAL PROVISIONS

8.1	Fiscal Year. The fiscal year of the Corporation shall end on July 31 of each year, unless otherwise fixed by resolution of the Board.
8.2	Execution of Instruments. The Board may authorize any officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Unless so authorized, no officer, agent or employee shall have any power to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.
8.3	Checks and Drafts. All checks, drafts and other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as the Board shall determine from time to time.
8.4	Corporate Seal. The Corporation may adopt a corporate seal, which shall be in such form as the Board may approve. The use of a seal shall not be required for the validity of any instrument executed on behalf of the Corporation.
8.5	Voting Securities of Other Entities. The Chairman of the Board, the Chief Executive Officer, or any other person authorized by the Board, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests of any other entity standing in the name of the Corporation.
8.6	Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks subject matter jurisdiction, another state court located within the State of Delaware or the federal district court for the District of Delaware) shall be the sole and exclusive forum for any internal corporate claim within the meaning of Section 115 of the DGCL, including (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer or stockholder of the Corporation, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws, and (d) any action asserting a claim governed by the internal affairs doctrine. This Section 8.6 does not apply to any claim arising under the Securities Act or the Securities Exchange Act of 1934, as amended, or to any other claim for which the federal courts have exclusive jurisdiction, and does not operate as a waiver of compliance with any provision of the federal securities laws or the rules and regulations thereunder.
8.7	Amendment. These Bylaws may be adopted, amended, altered or repealed by the stockholders entitled to vote thereon at any regular or special meeting, or by written consent in lieu thereof. To the extent conferred by the Certificate of Incorporation in accordance with Section 109(a) of the DGCL, the Board may also adopt, amend, alter or repeal these Bylaws; the conferral of such power upon the Board shall not divest the stockholders of the power, nor limit their power, to adopt, amend, alter or repeal these Bylaws.
8.8	Conflict with Certificate of Incorporation. In the event of any conflict between any provision of these Bylaws and any provision of the Certificate of Incorporation or the DGCL, the provision of the Certificate of Incorporation or the DGCL, as applicable, shall govern.
8.9	Severability. If any provision of these Bylaws, or its application to any person or circumstance, is held invalid or unenforceable, the remainder of these Bylaws and the application of that provision to other persons or circumstances shall not be affected thereby.

CERTIFICATE OF SECRETARY

The undersigned, being the duly appointed Secretary of Petelite Inc., a Delaware corporation (the "Corporation"), hereby certifies that the foregoing Bylaws, comprising Articles 1 through 8, were duly adopted as the Bylaws of the Corporation effective as of [__________], 2026, and that the same have not been amended, modified or rescinded and remain in full force and effect as of the date set forth below.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

[__________]

Secretary

Petelite Inc.

Dated: [__________], 2026